Exhibit 1.1

Execution Version

NATURA &CO HOLDING S.A.

COMMON SHARES, WITH NO PAR VALUE PER SHARE
INCLUDING IN THE FORM OF ADSs WITHOUT PAR VALUE

INTERNATIONAL UNDERWRITING AND PLACEMENT FACILITATION AGREEMENT

October 8, 2020

Natura &Co Holdings S.A.

Avenida Alexandre Colares, No. 1188, Sala A17-Bloco A

Parque Anhanguera

São Paulo, São Paulo 05106-000

Brazil

Ladies and Gentlemen:

Natura &Co Holding S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (“Brazil”) proposes to sell to BofA Securities, Inc. and Morgan Stanley & Co. LLC, Inc. (together, the “Representatives”), on behalf and acting as representatives of the several Underwriters named in Schedule I hereto (each an “International Underwriter”), pursuant to this international underwriting and placement facilitation agreement (the “Agreement”), an aggregate of 25,069,000 common shares, without par value, of the Company issued by the Company in the form of 12,534,500 American Depositary Shares (“ADSs”), each ADS representing two common shares, without par value, of the Company (such common shares, in the form of ADSs, being hereinafter referred to as the “Offered ADSs”).

The Offered ADSs purchased by the International Underwriters will be issued by The Bank of New York Mellon (the “ADS Depositary”) and may be evidenced by American Depositary Receipts (“ADRs”) pursuant to the Deposit Agreement, dated as of November 1, 2019 (the “ADS Deposit Agreement”), among the Company, the ADS Depositary, and all holders and beneficial owners of the ADSs issued thereunder. The Common Shares represented by the Offered ADSs are hereinafter referred to as the “Underlying Shares.”

In addition to the ADSs sold pursuant to this Agreement, the Company is concurrently entering into a certain Contrato de Colocação, Coordenação e Garantia Firme de Liquidação de Ações de Emissão de Natura &Co Holding S.A. (the “Brazilian Placement Agreement”) dated the date hereof, among the Company and Banco Morgan Stanley S.A., Bank of America Merrill Lynch Banco Múltiplo S.A., Banco Bradesco BBI S.A., Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A. and Banco Itaú BBA S.A. (collectively, the “Brazilian Placement Agents”) and B3 S.A. — Brasil, Bolsa, Balcão (“B3”), providing for the sale by the Company of an aggregate of 96,331,000 common shares, without par value, of the Company (the “Offered Shares”). The Offered Shares and the Underlying Shares are referred to collectively herein as the “Shares.” The Shares and the Offered ADSs are referred to collectively herein as the “Offered Securities.” The common shares, no par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

In connection with the offer and sale of the Offered Shares pursuant to the Brazilian Placement Agreement, the Company has prepared a Portuguese-language Brazilian preliminary offering memorandum, dated October 1, 2020, which incorporates by reference a Formulário de Referência, to be distributed in connection with the offer and sale of the Offered Shares in Brazil (the “Preliminary Brazilian Offering Memorandum”), a Portuguese language final offering memorandum, dated as of the date hereof, which incorporates by reference a Formulário de Referência, to be distributed in connection with the offer and sale of the Offered Shares in Brazil (the “Final Brazilian Offering Memorandum” and, together with the Preliminary Brazilian Offering Memorandum, each a “Brazilian Offering Memorandum” and, together, the “Brazilian Offering Memoranda”).

The Company understands that the Brazilian Placement Agents have appointed BofA Securities, Inc., Morgan Stanley & Co. LLC, Banco Bradesco BBI S.A., Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A. and Banco Itaú BBA S.A. (collectively, the “Agents”) as their placement agents for the facilitation of the placement of the Offered Shares outside Brazil, including the United States. The Offered Shares purchased by investors not residing in Brazil will be placed outside Brazil by the International Underwriters (as placement agents) and will be settled in Brazil and paid for in Brazilian reais and their offer is being placed by the Brazilian Placement Agents pursuant to the Brazilian Placement Agreement. It is understood that investors residing outside Brazil may purchase the Offered Shares if they comply with the registration requirements established by the Brazilian Monetary Council (Conselho Monetário Nacional), the Brazilian Securities Commission (Comissão de Valores Mobiliários, the “CVM”) and the Brazilian Central Bank (Banco Central do Brasil, the “Central Bank”), each as applicable.

The offering of the Offered ADSs and the placement of the Offered Shares to persons outside of Brazil by the International Underwriters are referred to collectively herein as the “International Offering.” The offering of Offered Shares by the Brazilian Placement Agents to persons in Brazil is referred to herein as the “Brazilian Offering.”  The International Offering and the Brazilian Offering are subject to the reallocation provisions set forth in Section 4 hereof. The International Offering and the Brazilian Offering are referred to collectively herein as the “Global Offering.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3ASR (File No. 333-249198), including the related base prospectus, relating to securities including the Shares to be issued from time to time by the Company. The various parts of the registration statement, including all exhibits thereto, any prospectus supplement relating to the Shares that is filed with the Commission and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, each as amended at the time such part of the registration statement became effective, are hereinafter collectively referred to as the “Registration Statement”; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this underwriting agreement (the “Agreement”), is hereinafter referred to as the “Basic Prospectus.” Any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “preliminary prospectus.” The Basic Prospectus, as amended and supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used to confirm sales of the Offered Securities (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Pricing Prospectus.” The form of the final prospectus relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(b) hereof is hereinafter called the “Prospectus.”

The registration statement on Form F-6 (File No. 333-233972) relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Pricing Prospectus together with the documents and pricing information set forth in Schedule II hereto, and “road show” has the meaning set forth in Rule 433 under the Securities Act. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to (a) the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein, in each case after the date of the Basic Prospectus, such preliminary prospectus, or the Prospectus, as the case may be and (b) the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

The International Underwriters hereby propose to the Company, and the Company hereby confirms its agreement with the several International Underwriters, concerning the offering, purchase and sale of the Offering ADSs, including the Underlying Shares and with the International Underwriters concerning the placement of the Offered Shares outside Brazil, as follows:

1.       Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the International Underwriters that:

(a)       Each of the Registration Statement and any post-effective amendment thereto, became effective upon filing; the filing date of the Registration Statement was not earlier than the date three years before the execution date of this Agreement; the ADS Registration Statement and any amendment thereto has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

(b)       The documents incorporated by reference in the Time of Sale Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Prospectus and the

Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(c)       (i) Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(d)       (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares (including in the form of ADSs) and (ii) as of the date hereof, the Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)       The Company has been duly incorporated, is validly existing as a corporation (sociedade anônima) in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) under the laws of Brazil, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) would not, singly or in the aggregate, have a Material Adverse Effect. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any (i) material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, and (ii) any material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Brazilian Placement Agreement or the ADS Depositary Agreement.

(f)       Each “significant subsidiary” (as that term is defined in Rule 1-02 of Regulation S-X) of the Company (each a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. None of the outstanding shares of capital stock or other equity interests of any Subsidiary of the Company were issued in violation of any preemptive or similar rights of any security holder of such subsidiary.

(g)       This Agreement and the Brazilian Placement Agreement has been duly authorized, executed and delivered by the Company. The ADS Depositary Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(h)       The Registration Statement, the Basic Prospectus, each preliminary prospectus, the Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(i)       The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus. The Company has an authorized capitalization described in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights, except for such rights that have been complied with or effectively waived prior to the date hereof; except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights, except for such rights that have been complied with or effectively waived prior to the date hereof), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(j)       Upon due and authorized issuance by the ADS Depositary of the Offered ADSs, as may be evidenced by ADRs, against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the ADS Deposit Agreement and upon payment by the International Underwriters for the Offered ADSs in accordance with the provisions of this Agreement, such Offered ADSs will (i) be duly and validly issued, and the persons in whose names the ADSs or ADRs, as applicable, are registered will be entitled to the rights specified therein and in the ADS Deposit Agreement, (ii) be freely transferable by the Company to or for the account of the several International Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and (iii) will conform to the description of the ADSs described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)       The Underlying Shares to be issued underlying the Offered ADSs, and the Offered Shares (including those to be placed by the International Underwriters) have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or in the Brazilian Placement Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the common shares of the Company contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; the issuance of the Underlying Shares and the Offered Shares (including those placed outside Brazil by the International Underwriters) is not subject to any preemptive or similar rights, except for such rights that have been complied with or effectively waived prior to the date hereof; the Underlying Shares offered by the Company may be freely deposited by the Company with the ADS Depositary against issuance of ADSs, as may be evidenced by ADSs.

(l)       Upon the sale and delivery to, and the subsequent sale and delivery by, the International Underwriters, and payment therefor (with respect to the Offered ADSs and Underlying Shares), and upon placement by the International Underwriters (with respect to the Offered Shares outside Brazil), in each case pursuant to this Agreement, the International Underwriters and subsequently the party to which the International Underwriters sell and deliver the Offered ADSs held by the Company, and the party to which the International Underwriters have placed the Offered Shares, as the case may be, will acquire good, marketable and valid title to such Offered ADSs or Offered Shares, as the case may be, free and clear of all rights of any third-party, pledges, liens, security interests, charges, claims or encumbrances of any kind.

(m)       The Company has been duly registered with the CVM as a category “A” publicly-traded corporation (as defined in CVM Instruction No. 480, of December 7, 2009, as amended), the shares of common stock issued by the Company are listed and admitted for trading on the Novo Mercado segment of the B3; and there are no restrictions on subsequent transfers of the Offered ADSs or the Offered Shares under the laws of Brazil and of the United States, other than as described in each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and CVM Instruction No. 476, and the Company has not received any notice of any proceedings relating to the delisting of the shares of common stock of the Company from such segment of the B3.

(n)       The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Brazilian Placement Agreement, and the performance by the Company of its obligations under the ADS Depositary Agreement, will not contravene any provision of applicable law or the certificate of incorporation, by-laws or similar organizational documents of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization, or order of, or filing or registration with, any U.S., Brazilian or other person (including any governmental agency, body, court, stock exchange or regulatory commission) is required to be obtained or made by the Company for the execution, delivery and performance by the Company of its obligations under this Agreement and the Brazilian Placement Agreement, the performance by the Company of its obligations under the ADS Depositary Agreement, the issuance, sale and placement, as applicable, of each of the Offered Securities and the consummation of the transactions contemplated by this Agreement and the Brazilian Placement Agreement, except such as have been obtained or made and (i) for the registration of the ADSs and Underlying Shares under the Securities Act, (ii) by the B3 relating to the (a) maintenance of the authorization for listing and trading of the shares of common stock of the Company on the B3 and on the Novo Mercado segment; and (b) maintenance of the Company’s adherence to the rules of the Novo Mercado segment, (iii) by the CVM relating to the (a) maintenance of the Company’s registration as a category “A” publicly-held company (companhia aberta) (sociedade por ações com registro de companhia aberta — categoria “A” da CVM), (b) filing of the communications required to be published pursuant CVM Instruction No. 476, dated January 16, 2009, as amended (“CVM Instruction No. 476”) and CVM Instruction No. 358, dated January 3, 2002, as amended, any other documents related to the offering of the Securities required to be published or otherwise made available by the CVM; and (c) maintenance of the Company’s ADR program, (iv) by the Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais (“ANBIMA”) relating to the registration of the Global Offering, as provided in this Agreement and in the Brazilian Placement Agreement, which shall be requested within 15 days of the date on which the Comunicado de Encerramento relating to the Global Offering is filed with the CVM, (v) the filing of the minutes of the Company’s corporate acts related to the issuance of the Offered Securities and the offering of the Offered Securities before the Junta Comercial do Estado de São Paulo (“JUCESP”) and publication of such corporate acts in the Diário Oficial do Estado de São Paulo and in the “Valor Econômico” newspaper, (vi) the approval of the listing of the ADSs on the New York Stock Exchange (the “NYSE”), (vii) the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such approvals as may be required under applicable state securities laws in connection with the offer and sale of the ADSs, including the Underlying Shares, by the International Underwriters and the placement of the Offered Shares by them, and (viii) such approvals as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Offered ADSs and Offered Shares (including those to be placed by the International Underwriters), all of which, with the exception of clause (v), have been obtained or will be duly obtained, prior to the Time of Delivery; and except for clause (v) which must be presented for filing as required by applicable law within 30 days after the date of such corporate acts (and refiled within 30 days after any requirement letter issued by the JUCESP, as applicable) in order to be valid before third parties and have retroactive effects.

(o)       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)       There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement, the Brazilian Placement Agreement and the ADS Depositary Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or ii) that are required to be described in the Registration Statement, the ADS Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement or the ADS Registration Statement that are not described or filed as required.

(q)       Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r)       The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s)       The Company and each of its Subsidiaries iii) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), iv) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and v) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t)       There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), which would, singly or in the aggregate, have a Material Adverse Effect.

(u)       Other than this Agreement and the ADS Deposit Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offering Securities registered pursuant to the Registration Statement.

(v)       None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any anti-corruption laws applicable to the Company or its subsidiaries; (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(w)       The operations of the Company and each of its subsidiaries are and have been conducted for the past five years material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x)       (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or of any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)       the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)       The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)       For the past five years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)       Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, vi) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; vii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and viii) there has not been any material change in the capital stock, or material increase in short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(z)       The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Time of Sale Prospectus.

(aa) (i) Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, the Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as now conducted or as proposed in the Registration Statement, Time of Sale Prospectus and Prospectus to be conducted; (ii) except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iv) except as would not, singly or in the aggregate, have a Material Adverse Effect, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) except as would not, singly or in the aggregate, have a Material Adverse Effect, all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(bb) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation.

(cc) Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, to the Company’s knowledge, the Company and each of its Subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(dd) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) no material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and (ii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(ee) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, except as did not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

(ff) The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(gg) The financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”) and the unaudited interim condensed consolidated financial statements of the Company as of June 30, 2020 and for the six-month periods ended June 30, 2020 and 2019, have been prepared in conformity with IAS 34—“Interim Financial Reporting.” The financial statements of Avon Products, Inc. and its subsidiaries (“Avon”) included or incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of Avon as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby. The other financial information included or incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, including Avon, as the case may be, and presents fairly in all material respects the information shown thereby, and the Company and its consolidated subsidiaries do not have any material liabilities or obligations direct or contingent (including any off-balance sheet obligations), not disclosed in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, including the financial statements included or incorporated by reference therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(hh) KPMG Auditores Independentes, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules as of and for the years ended December 31, 2019, 2018 and 2017 included or incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus and reviewed in accordance with International Standards on Reviews for interim information (NBC TR 2410 – Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively), the consolidated interim financial information for the quarter ended June 30, 2019, comprising the unaudited interim statements of income and comprehensive income for the three and six-month periods then ended and changes in shareholders' equity and cash flows for the six-month period then ended incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). PricewaterhouseCoopers LLP (United Kingdom), who has certified certain financial statements of Avon, and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included or incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to Avon and the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). PricewaterhouseCoopers Auditores Independentes, who has performed the procedures (completed on September 30, 2020) specified by the PCAOB for a review of interim financial information as described in AS 4105, Reviews of Interim Financial Information, on the unaudited interim condensed consolidated financial statements of the Company and its subsidiaries as of and for the three and six-month periods ended June 30, 2020 incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii)       The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences in accordance with IFRS and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(kk) The Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act that would be integrated with this International Offering, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ll) The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(mm) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) The Company ix) has not alone engaged in any Testing-the-Waters Communication with any person and x) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(oo)       As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(pp) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(qq) Neither the Company nor any affiliate of the Company has taken, nor will the Company of any affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the placement, sale or resale of the Offered Shares or Offered ADSs or to result in a violation of Regulation M under the Exchange Act. The Company authorizes the International Underwriters and the Brazilian Placement Agents to make public disclosure of information relating to stabilization of the ADSs or the Offered Shares as is required by applicable law, regulation and guidance.

(rr) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and

Sections 302 and 906 related to certifications. The Company is in compliance with the listing and corporate governance requirements under the regulations of the NYSE applicable to the Company, and in each case, has no reason to believe that it will not be able to comply with such requirements.

(ss) Except for this Agreement and the Brazilian Placement Agreement, there are no contracts, agreements (whether written or oral) or understandings between the Company (or any of its affiliates (as such term is defined under Rule 405 of the Securities Act)) and any person that would give rise to a valid claim against the Company (or any of its affiliates) or any International Underwriter or Brazilian Placement Agent (or any of its affiliates) for a brokerage commission, finder’s fee or other like payment in connection with the offering, sale or placement of the Offered ADS or Offered Shares or any of the transactions contemplated herein and in the Brazilian Placement Agreement.

(tt) Neither the Company nor any of its Subsidiaries is (A) in violation of its respective certificate of incorporation, by-laws or other constitutive documents; (B) in violation of any statute, rule, regulation or order of any governmental agency or body or any court or stock exchange, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; or (C) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in the case of subclauses (B) and (C), such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(uu) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no limitations under Brazilian law on the rights of holders of the ADSs or Offered Shares to hold or vote or transfer their respective ADSs or Offered Shares, and (ii) no approvals are currently required in Brazil (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the ADSs or Offered Shares, including the ADS Depositary (with respect to the Underlying Shares) and (iii) all dividends declared and payable may be paid in reais exchangeable into U.S. dollars to the ADS Depositary free and clear of any tax, duty, withholding or deduction imposed by or in Brazil and (iv) interest attributable to shareholders’ equity (juros sobre o capital próprio) declared and payable may be paid in reais exchangeable into U.S. dollars to the ADS Depositary in situations where the amount payable will be subject to income tax withholding imposed in Brazil.

(vv) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, under the heading “Taxation”, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the International Underwriters, the Company or any of its Subsidiaries in Brazil or to any taxing authority thereof or therein in connection with (i) the execution of, delivery or performance by the Company of, or the enforcement of, the Transaction Documents or of any other document to be furnished hereunder or thereunder or (ii) any payment to be made under or pursuant to this Agreement or the ADS Deposit Agreement, the sale of the ADSs and the Underlying Shares to the International Underwriters, or the resale of such ADSs and Underlying Shares by the International Underwriters to investors, the sale of the Offered Shares to the Brazilian Placement Agents, the placement of the Offered Shares by the International Underwriters, the deposit of the Underlying Shares under the ADS Deposit Agreement, or relating to the issuance, creation, delivery, transfer, placement or sale of the Offered ADSs or Offered Shares, as applicable, in the context of the Global Offering, in each case except for (A) if applicable, corporate income taxes (Imposto de Renda das Pessoas Jurídicas – IRPJ), social contribution on net profits (Contribuição Social Sobre o Lucro Líquido – CSLL), Federal Tax on Revenues (Programa de Integração Social – PIS and PIS on Import and Contribuição para Financiamento da Seguridade Social – COFINS and COFINS on Import), Tax on Services

(Imposto Sobre Serviços de Qualquer Natureza – ISS and ISS on Import), Withholding Income Tax (Imposto de Renda Retido na Fonte – IRRF), the Contribution for Intervention in the Economic Domain (Contribuição de Intervenção no Domínio Econômico – CIDE), and the Individual Income Tax (Imposto de Renda das Pessoas Físicas), (B) Global Offering registration fees payable to the B3, (C) a registration fees payable to the Commission, (D) a registration fee payable to ANBIMA, (E) a filing fee payable to the JUCESP in connection with the registration of the minutes of the corporate acts relating to the Global Offering and issuance of the Common Shares and placement and sale of the Offered ADSs and Offered Shares, and (F) if applicable, the IOF — Imposto sobre Operações de Crédito, Câmbio e Seguro, ou Relativas a Títulos e Valores Mobiliários relating to the issuance, creation, delivery, transfer, sale or placement of the Offered ADSs or Offered Shares, as applicable, in the context of the Global Offering.

(ww) No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or regulatory agency or court in Brazil is required for the payment of any amounts payable under the Transaction Documents. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, any amounts payable with respect to the Common Shares (including Underlying Shares represented by ADSs) (i) upon liquidation of the Company or upon redemption thereof and (ii) in the form of dividends, interest attributable to shareholders’ equity or other distributions declared and payable on the Shares (including Underlying Shares represented by ADSs) shall be paid by the Company in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the Common Shares is duly registered with the Central Bank and, if applicable, the CVM. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, under the heading “Taxation” no such payments made to holders who are non-residents of Brazil are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein, and all such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and may be paid in reais that may be converted into another currency and freely transferred out of Brazil, without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein.

(xx)       None of the holders of the ADSs or Offered Shares placed outside Brazil, in each case, that are not residents of Brazil, the International Underwriters or the ADS Depositary will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil on an overall income basis solely by the execution, delivery, performance or enforcement of the Transaction Documents or the issuance of the Common Shares or sale or placement of the Offered Securities, as applicable, or by virtue of the ownership or transfer of ADSs or the Offered Shares or the receipt of payments pursuant to any of the Transaction Documents.

(yy) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(zz) The Company has not received any notice from the NYSE regarding the delisting of the ADSs from the NYSE.

(aaa) Each of this Agreement and the Brazilian Placement Agreement is in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company, and it is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of the Agreement and the Brazilian Placement Agreement in Brazil, that such documents be filed or recorded with any court or authority in Brazil or that any tax or fee be paid in Brazil or in respect of this Agreement or the Brazilian Placement Agreement, other than court costs, including (without limitation) filing fees, except that, for the purpose of enforcing and admitting this Agreement, the ADS Deposit Agreement and Lock-Up Agreements (as defined below) into evidence before the public agencies and courts in Brazil: (A) (i) the signatures of the parties executing this Agreement, the ADS Deposit Agreement and the Lock-Up Agreements outside Brazil be notarized by a notary public licensed as such under the law of the place of signing and the signature, capacity and, where appropriate, identity of the seal or stamp of such notary public must be authenticated by a consular official of Brazil having jurisdiction over the place of signing (except in case there is a bilateral agreement with the relevant country to waive such authentication or apostilled in case the relevant country is signatory to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalization for Foreign Public Documents; and (ii) this Agreement, the ADS Deposit Agreement and the Lock-Up Agreements be translated into Portuguese language by a sworn translator; or (B) (i) this Agreement, the ADS Deposit Agreement and the Lock-Up Agreements be translated into Portuguese language by a sworn translator; and (ii) this Agreement and the ADS Deposit Agreement be registered with the appropriate Registry of Titles and Deeds in Brazil having jurisdiction over the place where the head office of the Company is located, which registration can be made at any time before judicial enforcement in Brazil.

(bbb) Each of this Agreement and the ADS Deposit Agreement is in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Company, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of such documents in the State of New York that such document be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of such document, other than court costs, including (without limitation) filing fees.

(ccc) The choice of the laws of the State of New York as the governing law of the Transaction Documents, as applicable, is a valid choice of law under the laws of Brazil and such law will be recognized and enforced in Brazil to the extent that (1) such choice does not violate Brazilian national sovereignty, public policy or morality; (2) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (3) the contract is considered to be international by Brazilian courts; (4) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts; and (5) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom, such as (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, recuperação judicial or recuperação extrajudicial or other similar laws affecting creditors’ rights generally, (ii) certain credits, such as costs related to these proceedings (i.e., trustees’ fees), credits granted to the Company after filing of judicial recovery (recuperação judicial), labor claims, secured credits by fiduciary or in rem guarantees up to the value of the secured assets, social security and tax claims (except for tax penalties) and other claims enjoying special or general privilege or statutorily preferred claims, (iii) possible unavailability of specific performance, summary judgment (processo executivo) or injunctive relief, (iv) concepts of materiality, reasonableness, good faith, public policy and fair dealing, and (v) other laws of general application relating to or affecting the rights of creditors generally, including (without limitation) fraudulent conveyance and the Company knows of any reason why the courts of Brazil would not give effect to such choice of law; and provided that the requirements set forth on item “fff” below are met.

(ddd) The Company has the power to submit, and pursuant to Section 20(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 20(a)), and has the power to designate, appoint and empower, and pursuant to Section 20(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement, the ADS Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any of the Specified Courts.

(eee) Any judgment for any amount payable by the Company rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the Superior Court of Justice of Brazil, as applicable pursuant to Articles 963 and 964 of the Brazilian Code of Civil Procedure (Código de Processo Civil, Law No. 13,105, dated March 16, 2015, as amended), without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that such judgement: (i) is issued by a competent court after service of process on the Company, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the Company’s absence has been given, as required under applicable law, (ii) is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of Article 23 of the Brazilian Code of Civil Procedure (Código de Processo Civil, Law No. 13,105, dated March 16, 2015, as amended), (iii) is final and not subject to appeal or is interlocutory and not subject to remedy; (iv) creates no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil, (v) is not contrary to Brazilian national sovereignty or public policy and does not violate the dignity of the human person, as set forth in Brazilian law; and (vi) the applicable procedure under the laws of Brazil with respect to the enforcement of foreign judgments is complied with.

(fff) The Company has no reason to believe that any of the provisions of this Agreement are or would be deemed to be against Brazilian national sovereignty or public policy or to violate the dignity of the human person.

(ggg) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(hhh) There is no material inconsistency between the information relating to the Company and its subsidiaries contained in each of the Brazilian Preliminary Offering Memorandum and the Final Brazilian Offering Memorandum, on the one hand, and the information relating to the Company and its subsidiaries contained in each of the Preliminary Prospectus and the Time of Sale Prospectus, on the other hand.

2.       Agreements to Sell and Purchase. The Company hereby agrees to sell to the several International Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$16.0517 per ADS (the “Purchase Price”) the number of Offered ADRs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Offered ADSs to be sold by the Company as the number of Offered ADSs set forth in Schedule I hereto opposite the name of such International Underwriter bears to the total number of Offered ADSs .

3.       Terms of Public Offering. The Company is advised by the Representatives that the International Underwriters propose to make a public offering of their respective portions of the Offered ADSs and Offered Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Offered ADSs are to be offered to the public initially at US$16.4591 per ADS (with respect to each, the “Public Offering Price”). The Company acknowledges and agrees that the International Underwriters may offer and sell Offered ADSs and offer Offered Shares to or through any Affiliate of an International Underwriter and that any such Affiliate may offer and sell Offered ADSs and offer Offered Shares purchased by it to or through any International Underwriter.

4.       Payment and Delivery. Payment for the Offered ADSs to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Offered ADSs for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on October 14, 2020, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Offered ADSs, as may be evidenced by ADRs, shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date. The Offered ADSs shall be delivered to the Representatives on the Closing Date for the respective accounts of the several International Underwriters. The Purchase Price payable by the International Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the International Underwriters in connection with the transfer of the Offered ADSs to the International Underwriters duly paid and (ii) any withholding required by law. Delivery of the Offered ADSs shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The form of ADR evidencing the Offered ADSs and the Underlying Shares will be made available for inspection and packaging by the Representatives on the business day prior to the Closing Date.

With respect to all or any portion of Offered ADSs, the Representatives, on behalf of the International Underwriters and for the purpose of effecting reallocations of Offered ADSs and Offered Shares, may elect to have such Offered ADSs (in the form of Common Shares) delivered to the Brazilian Placement Agents.  Notice of such election shall be given by the Representatives to the Company at least two business days prior to the Closing Date or the Option Date, as the case may be.

With respect to all or any portion of the Offered Shares, the Brazilian Placement Agents for purpose of effecting reallocations of Offered ADSs and Offered Shares may elect to have such Offered Shares (in the form of ADSs) delivered to the International Underwriters.  Notice of such election shall be given by the Representatives to the Company at least two business days prior to the Closing Date.

5.       Conditions to the International Underwriters’ Obligations. The obligations of the Company to sell the ADSs to the International Underwriters and the several obligations of the International Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the International Underwriters are subject to the following further conditions:

(a)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)       no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(iii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iv)       no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received.

(b)       The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)       The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance previously agreed upon and satisfactory to the Representatives.

(d)       The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Pinheiro Neto Advogados, Brazilian counsel for the Company, dated the Closing Date, in form and substance previously agreed upon and satisfactory to the Representatives.

(e)       The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of White & Case LLP, U.S. counsel for the International Underwriters, dated the Closing Date, in form and substance previously agreed upon and satisfactory to the Representatives.

(f)       The International Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Machado Meyer Sendacz e Opice Advogados, Brazilian counsel for the International Underwriters, dated the Closing Date, in form and substance previously agreed upon and satisfactory to the Representatives.

(g)       The International Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin & Matvin, LLP, counsel for the Depositary, and substance previously agreed upon and satisfactory to the Representatives.

(h)       The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from each of KPMG Auditores Independentes, PricewaterhouseCoopers LLP (United Kingdom), PricewaterhouseCoopers Auditores Independentes and Grant Thornton Auditores Independentes, independent public accountants “comfort letters” containing statements and information to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus and the Prospectus; provided that each letter delivered on the Closing Date shall use a “cut-off date,” if applicable, not earlier than three business days prior to the Closing Date.

(i)       The International Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of two executive officers of the Company confirming certain financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance previously agreed upon and satisfactory to the Representatives.

(j)       The Lock-up Agreements between the Representatives and certain shareholders, officers and directors of the Company shall be in full force and effect on the Closing Date.

(k)       The Company shall have furnished or caused to be furnished to the International Underwriters such further certificates or documents (including a Secretary’s Certificate and/or incumbency certificate) as the Representatives shall have reasonably requested.

(l)       The ADS Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs in accordance with the ADS Deposit Agreement.

(m)       The ADS Depositary shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates satisfactory to the Representatives evidencing the deposit with its custodian of the Underlying Shares being so deposited against issuance of ADSs, as may be evidenced by ADRs, to be delivered by the Company at the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADSs, as may be evidenced by ADRs, pursuant to the ADS Deposit Agreement.

(n)       FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the ADSs.

(o)       The Company shall have appointed Cogency Global Inc. as its authorized service of process agent as set forth in Section 20.

(p)       The parties to (i) this Agreement, (ii) the lock-up agreements each substantially in the form of Exhibit A hereto, between the Representatives, and the officers and directors listed on Annex A, relating to the sales and certain other dispositions of the common shares of the Company (including Offered ADSs and the Offered Shares), delivered to the Representatives on or before the date hereof (collectively, the “Lock-up Agreements” and, each a “Lock-up Agreement”), (iii) the Brazilian Placement Agreement and (iv) the ADS Deposit Agreement (collectively, the “Transaction Documents”), shall have executed and delivered all such documents, which shall be in full force and effect on the Closing Date.

6.       Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)       To furnish to the Representatives, without charge, copies of the Registration Statement and ADS Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement and ADS Registration Statement (without exhibits thereto or documents incorporated by reference therein) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement and ADS Registration Statement as the Representatives may reasonably request.

(b)       Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)       To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)       Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)       If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)       If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the International Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)       To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h)       To make generally available to the Company’s security holders and to the Representatives as soon as practicable (which may be satisfied by the Company filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)       The Company shall pay, and shall indemnify and hold the International Underwriters and Brazilian Placement Agents harmless against, any stamp, issue, registration, documentary, sales, transfer, income, capital gains or other similar taxes or duties imposed under the laws of Brazil or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Transaction Documents, (ii) the creation, allotment and issuance of the Offered Securities, (iii) the sale and delivery of the Offered Securities to the International Underwriters or Brazilian Placement Agents or purchasers procured by the International Underwriters or Brazilian Placement Agents, or (iv) the resale and delivery of the Offered Securities by the International Underwriters in the manner contemplated herein.

(j)       To use its best efforts to maintain the listing for its ADSs on the NYSE.

(k)        Prior to the Closing Date, to deposit Underlying Shares with the ADS Depositary in accordance with the provisions of the ADS Deposit Agreement and otherwise to comply with the ADS Deposit Agreement so that ADSs, and, if applicable, ADRs evidencing such ADSs will be executed (and, if applicable, countersigned), and will be issued by the ADS Depositary against receipt of such Underlying Shares and delivered to the International Underwriters at the Closing Date.

(l)       To list for trading, subject to official notice of issuance, the Offered ADSs on the NYSE under the symbol “NTCO” and to use its reasonable best efforts to maintain the listing of the Common Shares on the Novo Mercado segment of the B3 or an equivalent stock exchange.

(m)       To give the Representatives notice of the Company’s intention to make any filing pursuant to the Exchange Act from the time of sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers to the Closing Date, to furnish the Representatives with copies of any such documents prior to such proposed filing and to consider in good faith comments regarding any such document from the Representatives or counsel for the Representatives.

(n)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern Time, on the date of this Agreement, and the Company shall, at the time of such a filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o)       To promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Offered ADSs within the meaning of the Securities Act and (ii) the Closing Date.

The Company also covenants with each Underwriter that, without the prior written consent of BofA Securities, Inc. and Morgan Stanley & Co. LLC, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs.

The restrictions contained in the preceding paragraph shall not apply to (A) the Offered Securities to be sold hereunder or pursuant to the Brazilian Placement Agreement, (B) grants by the Company of stock options, restricted share units or other equity awards and issuances by the Company of Common Shares upon the exercise of an stock option, restricted share unit or other equity award pursuant to the Company’s stock plans or arrangements, provided that such plans or arrangements are, in each case, outstanding as of the date of this Agreement and described in each of the Time of Sale Prospectus and Prospectus, (C) issuance by the Company of Common Shares or other securities convertible into or exercisable for Common Shares, in each case pursuant to the Company’s stock plans, provided that such stock plans are described in each of the Time of Sale Prospectus and Prospectus, (D) filing by the Company of a registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in each of the Time of Sale Prospectus and the Prospectus and the issuance of securities registered pursuant thereto, (E) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (G) transfers of Common Shares in connection with any market maker activities, as provided in a market maker agreement (Contrato de Prestação de Serviços de Formador de Mercado).

7.       Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)       The Company will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)       The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)       All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each International Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d)       All sums payable to an International Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an International Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(e)       The Company will maintain, for a period of at least seven years following the date hereof, an agent in the City of New York, State of New York, with powers to receive service of process in any suit or proceeding based on or arising under this Agreement in any state of federal court of the state of New York located in the City and County of New York or in the United States District Court of the Southern District of New York.

8.       Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: xi) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, xii) all costs and expenses related to the transfer and delivery of the Offered Securities to the International Underwriters and Brazilian Placement Agents, including any transfer or other taxes payable thereon, xiii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Underwriters and Brazilian Placement Agents in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, xiv) all filing fees and the reasonable fees and disbursements of counsel to the International Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by the Financial Industry Regulatory Authority, xv) all costs and expenses incident to listing the Offered Securities on the NYSE and other national securities exchanges, and São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão) (“B3”) and foreign stock exchanges, (vi) the cost of printing certificates representing the Offered Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement (x) reasonable fees and disbursements of counsel for the underwriters, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, other than as set forth above, and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses among themselves.

9.       Covenants of the International Underwriters. Each International Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the International Underwriter.

10.       Indemnity and Contribution. b) The Company agrees to indemnify and hold harmless each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the International Underwriters through the Representatives consists of the information described as such in paragraph (c) below.

(b)       Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; it being understood and agreed upon that “Underwriter Information” shall consist of the following information in the Time of Sale Prospectus and Prospectus furnished by or on behalf of each International Underwriter: (i) the name of the Underwriter; and (ii) the twenty-third paragraph of text under the caption “Underwriters” concerning transactions that stabilize, maintain or otherwise affect the price of the ADSs.

(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and such indemnified party reasonably concludes that there may be legal defenses available to it or another indemnified party different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)       To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities iv) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or v) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

(e)       The Company and the International Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities is underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)       The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of vi) any termination of this Agreement, vii) any investigation made by or on behalf of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and viii) acceptance of and payment for any of the Shares.

11.       Termination. The International Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or the B3, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Brazil shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Brazilian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.       Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the International Underwriters shall fail or refuse to purchase the ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Offered ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.       Entire Agreement. c) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered ADSs, represents the entire agreement between the Company, on the one hand, and the International Underwriters, on the other, with respect to the preparation of the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities.

(b)       The Company acknowledges that in connection with the offering of the Offered ADSs: i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, ii) the International Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, iii) the International Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the International Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered ADSs.

14.       Recognition of the U.S. Special Resolution Regimes. d) In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.       Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16.       Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The transactions contemplated by this Agreement have been proposed by the International Underwriters to the Company for the purposes of paragraph 2 of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942, as amended and for no other purpose or reason whatsoever.

17.       Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.       Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to BofA in care of BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); to Morgan Stanley in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Avenida Alexandre Colares No. 1,188, Vila Jaguara, 05106-000, São Paulo, SP, Brazil, attention of Itamar Gaino Filho, Chief Legal and Compliance Officer.

19.       Submission to Jurisdiction; Appointment of Agents for Service. e) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)       The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20.       Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the International Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any International Underwriter or any person controlling any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such International Underwriter or controlling person of any sum in such other currency, and only to the extent that such International Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such International Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such International Underwriter or controlling person hereunder, such International Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such International Underwriter or controlling person hereunder.

[Signature pages follow]

Very truly yours,

NATURA &CO HOLDING S.A.

By:	/s/ Itamar Gaino Filho
	Name:	Itamar Gaino Filho
	Title:	Chief Legal and Compliance Officer

By:	/s/ Jose Antonio de Almeida Filippo
	Name:	Jose Antonio de Almeida Filippo
	Title:	Chief Financial Officer

Accepted as of the date hereof

By:	BofA Securities, Inc.

By:	/s/ Maria Maringoni
	Name:	Maria Maringoni
	Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Lulica Batista Rocha
	Name:	Lulica Batista Rocha
	Title:	Vice President

By:	Banco Bradesco BBI S.A.

By:	/s/ Luis Felipe Thut Maciel
	Name:	Luis Felipe Thut Maciel
	Title:	Managing Director

By:	/s/ Claudia Bollina Mesquita
	Name:	Claudia Bollina Mesquita
	Title:	Director

By:	Citigroup Global Markets Inc.

By:	/s/ Juan Carlos George
	Name:	Juan Carlos George
	Title:	Managing Director

By:	Itau BBA USA Securities, Inc.

By:	/s/ Roderick Sinclair Greenlees
	Name:	Roderick Sinclair Greenlees
	Title:	Managing Director

By:	/s/ Ubiratan dos Santos Machado
	Name:	Ubiratan dos Santos Machado
	Title:	Managing Director

2

Schedule I

Underwriter	Number of Offered ADSs to be purchased	Corresponding number of Underlying Shares to be purchased in connection with the purchase of the Offered ADSs

BofA Securities, Inc.	3,978,526	7,957,052
Morgan Stanley & Co. LLC	3,978,526	7,957,052
Banco Bradesco BBI S.A.	1,525,816	3,051,632
Citigroup Global Markets Inc.	1,525,816	3,051,632
Itau BBA USA Securities, Inc.	1,525,816	3,051,632

Total	12,534,500	25,069,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued October 1, 2020.

2.	Issuer Free Writing Prospectuses not included in Time of Sale Prospectus: electronic road show.

3.	Issuer Free Writing Prospectuses included in Time of Sale Prospectus: None.

4.	Additional documents incorporated by reference: Form 6-K of the Company filed on October 8, 2020.

5.	The Company is selling 12,534,500 ADSs.

6.	The public offering price per ADSs for the ADSs shall be $16.4591.

II-1

EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

____________, 2020

BofA Securities, Inc.

Morgan Stanley & Co. LLC

Banco Bradesco BBI S.A.

Citigroup Global Markets Inc.

Itau BBA USA Securities, Inc.

c/o   BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o   Morgan Stanley & Co. LLC

1585 Broadway
New York, NY 10036

c/o   Banco Bradesco BBI S.A.
Avenida Presidente Juscelino Kubitschek No. 1309, 10th floor
São Paulo, São Paulo, 045341-011

c/o   Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

c/o   Itau BBA USA Securities, Inc.
540 Madison Avenue, 24th Floor
New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that BofA Securities, Inc. (“BofA”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Banco Bradesco BBI S.A., Citigroup Global Markets Inc. and Itau BBA USA Securities, Inc. propose to enter into an international underwriting and placement facilitation agreement (the “International Underwriting Agreement”) with Natura &Co Holding S.A., a corporation established under the laws of the Federative Republic of Brazil (the “Company”), providing for the public offering (the “International Offering”) by the several International Underwriters, including BofA, Morgan Stanley, Banco Bradesco BBI S.A., Citigroup Global Markets Inc. and Itau BBA USA Securities, Inc. (the “International Underwriters”), of common shares, with no par value, of the Company (the “International Shares”) issued by the Company in the form of American Depositary Shares (“ADSs”), each ADS representing two Common Shares. In addition, in connection with a Brazilian Placement Agreement, among the Company and the Brazilian placement agents named therein (the “Brazilian Placement Agents”), relating to the public sale of common shares of the Company (the “Brazilian Shares” and, together with the International Shares, the “Shares”) in Brazil (together with the International Offering, the “Global Offering”), the undersigned understands that the International Underwriters expect to act as agents (the “Agents”) to the Brazilian Placement Agents for the facilitation of the placement of Brazilian Shares outside Brazil. The common shares, with no par value, of the Company are referred to as the “Common Shares.” The ADSs and the Common Shares are collectively referred to as the “Securities.”

Exhibit A - 1

To induce the Agents that may participate in the placement of the Brazilian Shares and the International Underwriters that may participate in the International Offering to continue their efforts in connection with the Global Offering, the undersigned hereby agrees that, without the prior written consent of BofA and Morgan Stanley, on behalf of the International Underwriters and the Agents, [it/he/she/they] will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the International Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Securities or other securities acquired in such open market transactions; (b) transfers of the Securities or any security convertible into the Securities as a bona fide gift; (c) distributions of the Securities or any security convertible into the Securities to limited partners or stockholders of the undersigned; (d) transfers of the Securities or any security convertible into the Securities to an immediate family member or trust for the direct or indirect benefit of the undersigned and/or the immediate family and/or Affiliate (as such term is defined under Rule 405 of the Securities Act) of the undersigned; (e) any transfer of the Securities or any security convertible into the Securities which occurs by reason of a will or under the laws of descent, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement, (f) any transfer of the Securities or any security convertible into the Securities which occurs as a result of the operation of law, or pursuant to an order of a court or regulatory agency, (g) transfers of the Securities or any security convertible into the Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a “change of control” of the Company that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean a change in ownership of not less than 75% of all of the voting shares of the Company, (h) if the undersigned is a director or officer of the Company, the exercise of stock options received pursuant to a duly approved stock option plan of the Company in force on the date hereof and disclosed in the Time of Sale Prospectus, provided that (1) no filings shall be required or made during the Restricted Period, (2) the underlying Common Shares continue to be subject to the restrictions set forth in this Agreement, and (3) neither the Company nor the undersigned otherwise voluntarily effects any other public filings, announcements or reports regarding such exercise during the Restricted Period, (i) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such plan does not provide for the transfer of Common Shares during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (j) the Securities to be offered by the undersigned pursuant to the International Underwriting Agreement and the Brazilian Placement Agreement; (k) loans of Common Shares made from time to time (including as of the date hereof) necessary for the conduction of stabilization activities related to the Brazilian Offering; (l) any third-party pledge in a bona fide transaction as collateral to secure the obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and its affiliates, provided, that (x) any such pledgee or other party shall, upon foreclosure on the pledged common shares, execute and deliver an agreement stating that the transferee is receiving and holding such common shares subject to the provisions of the lock-up agreement and (y) none of the Company, the undersigned, nor such pledgee or other party shall effect any public filing or report regarding such pledge, foreclosure or otherwise relating to the pledge; or (m) with the prior written consent of BofA and Morgan Stanley;

Exhibit A - 2

provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e) or (f), such transfer shall not involve a disposition for value and each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of the Securities, shall be required or shall be voluntarily made during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of BofA and Morgan Stanley on behalf of the International Underwriters and Agents, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agents and registrars against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the International Underwriters and Agents are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the International Underwriters and Agents have not provided any recommendation or investment advice nor have the International Underwriters and Agents solicited any action from the undersigned with respect to the Global Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the International Underwriters and Agents may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Global Offering, the International Underwriters and Agents are not making a recommendation to you to participate in the Global Offering or sell any Securities at the price determined in the Global Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any International Underwriter or Agent is making such a recommendation.

Whether or not the Global Offering actually occurs depends on a number of factors, including market conditions. Any Global Offering will only be made pursuant to an underwriting agreement, the terms of which are subject to negotiation between the Company and the International Underwriters and Agents.

This agreement shall automatically terminate, and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the date on which the Company, or International Underwriters and Agents, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Global Offering, (b) termination of the Underwriting Agreement before the closing of the Global Offering or (c) October 31, 2020, in the event that the Underwriting Agreement has not been executed by such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

Exhibit A - 3

Annex A

Lock-Up Parties

1.	Andrew G. McMaster, Jr.
2.	Antonio Luiz da Cunha Seabra
3.	Carla Schmitzberger
4.	Fábio Colletti Barbosa
5.	Gilberto Mifano
6.	Guilherme Peirão Leal
7.	Ian Martin Bickley
8.	Itamar Gaino Filho
9.	Jessica DiLullo Herrin
10.	João Paulo Brotto Gonçalves Ferreira
11.	José Antonio de Almeida Filippo
12.	Joselena Peressinoto Romero
13.	Moacir Salzstein
14.	Nancy Killefer
15.	Pedro Luiz Barreiros Passos
16.	Roberto de Oliveira Marques
17.	Viviane Behar de Castro
18.	W. Don Cornwell